                                                                  Exhibit 99.1

[RGA logo]  REINSURANCE GROUP
            OF AMERICA, INCORPORATED(R)

                                              For further information, contact
                                              Jack B. Lay
                                              Senior Executive Vice President
                                              and Chief Financial Officer
                                              (636) 736-7000

FOR IMMEDIATE RELEASE
---------------------

          REINSURANCE GROUP OF AMERICA REPORTS FIRST-QUARTER RESULTS
          ----------------------------------------------------------

         ST. LOUIS, April 23, 2007 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the first quarter of $76.3 million, or $1.19 per diluted share, compared to $69.1 million, or $1.10 per diluted share, in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income increased 20 percent to $82.1 million, or $1.28 per diluted share, from $68.5 million, or $1.09 per diluted share in the year-ago quarter, reflecting solid contributions from all segments. First-quarter net premiums rose 13 percent, to $1,125.5 million, from $992.4 million a year ago. Net investment income totaled $215.7 million versus $186.9 million the year before.

         A. Greig Woodring, president and chief executive officer, commented, "We reported solid results across all segments, with notably strong results in our two largest mortality markets, the U.S. and the UK. The U.S. segment reported pre-tax net income totaling $93.2 million for the quarter versus $80.3 million the year before. Pre-tax operating income increased 13 percent to $93.5 million from $82.5 million the year before. Mortality experience benefited from a lower-than-expected level of large claims. Net premiums were up 9 percent to $671.0 million from $613.3 million in the prior-year quarter.

         "Our Canada operations reported pre-tax net income of $15.0 million compared to $8.4 million a year ago. Pre-tax operating income totaled $12.5 million, up 45 percent from $8.6 million a year ago, when claims were higher-than-expected. Claims flow during the current quarter returned to expected levels. Net premiums increased 5 percent to $99.5 million from $94.4 million in the prior year. We expect that rate of growth to pick up as the year progresses.

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Net premiums for the first quarter of 2007 were adversely affected by currency exchange rates relative to the prior year by approximately $1.5 million, as the Canadian dollar weakened slightly. The impact of foreign currency fluctuations on income was not significant.

         "Asia Pacific reported pre-tax net income of $10.3 million compared with $6.6 million in the year-ago quarter. Pre-tax operating income totaled $10.4 million compared with $6.6 million a year ago. Segment-wide claims experience was within the expected range for the current quarter, while the year-ago quarter reflected poor mortality in our South Korean operations. Net premium flow was good, increasing 34 percent to $186.8 million from $139.2 million. Foreign currency fluctuations favorably affected net premiums by approximately $5.5 million, primarily due to the strength of the Australian dollar. The impact of foreign currency fluctuations on operating income was not significant.

         "Europe and South Africa results were exceptionally strong due primarily to favorable UK claims experience, with pre-tax net income rising to $21.1 million from $14.8 million a year ago. Pre-tax operating income increased 44 percent to $21.3 million versus $14.8 million last year, which was also a strong quarter. Net premiums increased 16 percent to $167.8 million. Foreign currency exchange fluctuations favorably affected reported net premiums and pre-tax operating income by approximately $9.2 million and $0.7 million, respectively, due to relatively strong British pound and euro currencies.

         "Net realized investment losses totaled $8.5 million for the quarter as we recognized a $10.5 million foreign currency translation loss related to our decision to sell our small direct insurance operation in Argentina. We do not expect the ultimate sale of that subsidiary to generate a material financial impact. Interest expense included $4.3 million, pretax, for the adoption of new reporting guidance on income taxes. That interest expense was a non-cash item and represented the current-quarter interest expense on liabilities for various tax positions. The ultimate payment, if any, of this interest expense will depend on the resolution of these various tax positions. The initial adoption of this new tax reporting guidance also resulted in a $22.6 million decrease to shareholders' equity."

         Woodring concluded, "We are off to a strong start in 2007, largely due to favorable claims experience during the quarter. As our history has shown, mortality results can fluctuate significantly from quarter to quarter and we don't expect that pattern to change going forward.

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However, when measured over longer periods of time, mortality volatility is significantly reduced and most importantly, we expect to continue our long-term track record of producing stable returns on our mortality business."

         The company also announced that its board of directors declared a regular quarterly dividend of $0.09, payable May 25 to shareholders of record as of May 4.

         A conference call to discuss the company's first-quarter results will begin at 9 a.m. Eastern Time on Tuesday, April 24. Interested parties may access the call by dialing 800-210-9006 (domestic) or 719-457-2621 (international). The access code is 6320400. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through May 2 at 888-203-1112 (domestic) or 719-457-0820, access code 6320400.

         Reinsurance Group of America, Incorporated, through its various operating subsidiaries, is among the largest global providers of life reinsurance. Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, Germany, Hong Kong, India, Ireland, Japan, Mexico, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. Worldwide, the company has approximately $2.0 trillion of life reinsurance in force, and assets of $19.8 billion. MetLife, Inc. is the beneficial owner of approximately 52 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events

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and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (7) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (8) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (9) adverse litigation or arbitration results, (10) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (11) the stability of and actions by governments and economies in the markets in which we operate, (12) competitive factors and competitors' responses to our initiatives, (13) the success of our clients, (14) successful execution of our entry into new markets, (15) successful development and introduction of new products and distribution opportunities, (16) our ability to successfully integrate and operate reinsurance business that we acquire, (17) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (18) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business, (20) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (21) the effect of our status as a holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (22) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

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Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

                              - tables attached -

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Add Five

Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
      Reconciliation of Net Income From Continuing Operations
                        to Operating Income
                      (Dollars in thousands)

(Unaudited)                                     Three Months Ended
                                                     March 31,
                                                -------------------
                                                  2007        2006
                                                  ----        ----

GAAP net income-continuing operations           $76,936     $70,580
Investment related (gains)/losses                 5,655        (561)
Change in value of embedded derivatives          (1,845)     (2,959)
DAC offsets for embedded derivatives and
 investment related losses, net                   1,338       1,394
                                                -------------------

   Operating income                             $82,084     $68,454

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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
    Reconciliation of Pre-tax Net Income From Continuing Operations
                      to Pre-tax Operating Income
                        (Dollars in thousands)

(Unaudited)                       Three Months Ended March 31, 2007

                                      Investment    Change in
                           Pre-tax     related       value of     Pre-tax
                              net      (gains)       embedded    operating
                            income     losses,     derivatives,    income
                            (loss)       net           net         (loss)
                           --------   ----------   ------------   --------
U.S. Operations:
 Traditional               $ 86,011    $   338        $   --      $ 86,349
 Asset Intensive              4,462        734(1)       (731)(2)     4,465
 Financial Reinsurance        2,704         --            --         2,704
                           -----------------------------------------------
  Total U.S.                 93,177      1,072          (731)       93,518
Canada Operations            15,034     (2,526)           --        12,508
Europe & South Africa        21,124        224            --        21,348
Asia Pacific Operations      10,332         71            --        10,403
Corporate and Other         (20,437)     9,852            --       (10,585)
                           -----------------------------------------------
Consolidated               $119,230    $ 8,693        $ (731)     $127,192
                           ===============================================

(1)  Asset Intensive is net of $(49)DAC offset.
(2) Asset Intensive is net of DAC offsets of $2,107 included in change in deferred acquisition cost associated with change in value of embedded derivative.


(Unaudited)                       Three Months Ended March 31, 2006

                                      Investment    Change in
                           Pre-tax     related       value of     Pre-tax
                              net     (gains)/       embedded    operating
                            income     losses,     derivatives,    income
                            (loss)       net           net         (loss)
                           --------   ----------   ------------   --------
U.S. Operations:
 Traditional               $ 69,399    $ 1,229       $    --      $ 70,628
 Asset Intensive              7,283      2,720 (1)    (1,795)(2)     8,208
 Financial Reinsurance        3,654         --            --         3,654
                           -----------------------------------------------
  Total U.S.                 80,336      3,949        (1,795)       82,490
Canada Operations             8,431        199            --         8,630
Europe & South Africa        14,797        (34)           --        14,763
Asia Pacific Operations       6,614        (15)           --         6,599
Corporate and Other          (1,978)    (5,344)           --        (7,322)
                           -----------------------------------------------
Consolidated               $108,200    $(1,245)      $(1,795)     $105,160
                           ===============================================

(1)  Asset Intensive is net of $(613) DAC offset.
(2) Asset Intensive is net of DAC offsets of $2,757 included in change in deferred acquisition cost associated with change in value of embedded derivative.

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    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
            Condensed Consolidated Statements of Income
                      (Dollars in thousands)

                                               Three Months Ended
(Unaudited)                                         March 31,
-------------------------------------------------------------------
                                                2007        2006
                                                ----        ----

Revenues:
  Net premiums                               $1,125,450  $  992,442
  Investment income, net of
    related expenses                            215,743     186,941
  Investment related gains (losses), net         (8,484)        632
  Change in value of embedded derivatives         2,838       4,552
  Other revenues                                 19,102      14,530
                                            -----------------------
     Total revenues                           1,354,649   1,199,097

Benefits and expenses:
  Claims and other policy benefits              902,810     811,513
  Interest credited                              61,066      61,529
  Policy acquisition costs and other
    insurance expenses                          180,874     151,804
  Change in deferred acquisition cost
    associated with change in value of
    embedded derivatives                          2,107       2,757
  Other operating expenses                       55,422      46,527
  Collateral finance facility expense            12,687          --
  Interest expense                               20,453      16,767
                                            -----------------------
     Total benefits and expenses              1,235,419   1,090,897
                                            -----------------------

   Income from continuing operations
     before income taxes                        119,230     108,200

     Provision for income taxes                  42,293      37,620
                                            -----------------------

  Income from continuing operations              76,937      70,580

  Discontinued operations:
     Loss from discontinued accident
       and health operations, net
       of income taxes                             (685)     (1,510)
                                            -----------------------
  Net income                                 $   76,252  $   69,070
                                            =======================

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    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
            Condensed Consolidated Statements of Income
               (In thousands, except per share data)

                                               Three Months Ended
         (Unaudited)                                March 31,
     --------------------------------------------------------------
                                                 2007        2006
                                                 ----        ----

     Earnings per share from continuing
      operations:
       Basic earnings per share                 $  1.25     $  1.15
       Diluted earnings per share               $  1.20     $  1.13

     Diluted earnings before investment
       related gains/(losses), change
       in value of embedded derivatives, and
       related deferred acquisition costs       $  1.28     $  1.09

     Earnings per share from net income:
       Basic earnings per share                 $  1.24     $  1.13
       Diluted earnings per share               $  1.19     $  1.10

     Weighted average number of common
       and common equivalent shares
       outstanding                               63,895      62,617

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    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
              Condensed Consolidated Business Summary

                                                  At or For the
                                                Three Months Ended
(Unaudited)                                         March 31,
--------------------------------------------------------------------
                                                2007          2006
                                                ----          ----
Gross life reinsurance in force (in billions)
   U.S.                                       $1,178.5      $1,110.1
   Canada                                     $  164.1      $  134.1
   Europe & South Africa                      $  349.7      $  286.0
   Asia Pacific                               $  312.0      $  242.1

Gross life reinsurance written (in billions)
   U.S.                                       $   40.2      $   47.9
   Canada                                     $    9.8      $    9.3
   Europe & South Africa                      $    8.1      $   20.0
   Asia Pacific                               $    3.7      $    3.1

Balance sheet information (in millions,
   except share and per share figures)

Consolidated cash and invested assets        $15,523.8     $12,708.0
   Invested asset book yield - trailing
    three months excluding funds withheld         5.93%         5.78%

Investment portfolio mix
   Cash and short-term investments                3.31%         3.74%
   Fixed maturity securities                     56.30%        53.37%
   Mortgage loans                                 4.84%         5.27%
   Policy loans                                   6.54%         7.66%
   Funds withheld at interest                    27.46%        28.42%
   Other invested assets                          1.55%         1.54%

Collateral finance facilities                 $  850.4      $     --
Short-term debt                               $   29.5      $  100.0
Long-term debt                                $  944.1      $  699.7
Company-obligated mandatorily
   redeemable preferred securities
    of subsidiary                             $  158.7      $  158.6

Total stockholders' equity                    $2,889.3      $2,484.9
Less: Accumulated other comprehensive
   income "AOCI"*                                452.1         330.3
                                              --------      --------
Total stockholders' equity, before
   impact of AOCI*                            $2,437.2      $2,154.6

Treasury shares                              1,403,514     1,948,936
Common shares outstanding                   61,724,759    61,179,337
Book value per share outstanding              $  46.81      $  40.62
Book value per share outstanding, before
   impact of AOCI*                            $  39.49      $  35.22


* Book value per share outstanding and total stockholders' equity, before impact of AOCI, are non-GAAP financial measures that management believes are important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                            U.S. Operations
(Unaudited)             (Dollars in thousands)
                                   Three Months Ended March 31, 2007
                                            Asset-    Financial     Total
Revenues:                    Traditional  Intensive  Reinsurance     U.S.
                             -----------  ---------  -----------   ------
Net premiums                 $  669,419   $   1,626   $     --  $ 671,045
Investment income, net
 of related expenses             84,928      67,952         20    152,900
Investment related
 losses, net                       (338)       (783)        --     (1,121)
Change in value of
 embedded derivatives                --       2,838         --      2,838
Other revenues                      106       7,424      5,889     13,419
                             --------------------------------------------
  Total revenues                754,115      79,057      5,909    839,081
Benefits and expenses:
Claims and other
 policy benefits                542,586       4,523          1    547,110
Interest credited                14,270      46,158         --     60,428
Policy acquisition costs
 and other insurance
 expenses                        99,380      20,186      2,194    121,760
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives             --       2,107         --      2,107
Other operating expenses         11,868       1,621      1,010     14,499
                             --------------------------------------------
  Total benefits
   and expenses                 668,104      74,595      3,205    745,904
  Income before
    income taxes             $   86,011   $   4,462   $  2,704  $  93,177
                             ==========  ==========   ========  =========



(Unaudited)                        Three Months Ended March 31, 2006
                                          Asset-      Financial     Total
Revenues:                    Traditional  Intensive  Reinsurance     U.S.
                             -----------  ---------  -----------   ------
Net premiums                 $  611,837   $   1,474   $     --  $ 613,311
Investment income, net
 of related expenses             71,042      70,897         (3)   141,936
Investment related
 losses, net                     (1,229)     (3,333)        --     (4,562)
Change in value of
 embedded derivatives                --       4,552         --      4,552
Other revenues                     (320)      3,289      7,346     10,315
                             --------------------------------------------
  Total revenues                681,330      76,879      7,343    765,552
Benefits and expenses:
Claims and other
 policy benefits                508,146        (869)         1    507,278
Interest credited                11,487      49,537         --     61,024
Policy acquisition costs
 and other insurance
 expenses                        82,172      16,395      2,334    100,901
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives             --       2,757         --      2,757
Other operating expenses         10,126       1,776      1,354     13,256
                             --------------------------------------------
  Total benefits
   and expenses                 611,931      69,596      3,689    685,216
  Income before
   income taxes              $   69,399   $   7,283   $  3,654  $  80,336
                             ==========   =========   ========  =========

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    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                          Canada Operations
                       (Dollars in thousands)

                                                 Three Months Ended
(Unaudited)                                          March 31,
--------------------------------------------------------------------
                                                  2007        2006
                                                  ----        ----
Revenues:
  Net premiums                                  $ 99,492    $ 94,402
  Investment income, net of related expenses      26,432      25,305
  Investment related gains (losses), net           2,784        (199)
  Other revenues                                      86          --
                                                --------    --------
    Total revenues                               128,794     119,508

Benefits and expenses:
  Claims and other policy benefits                91,148      89,079
  Interest credited                                  186         205
  Policy acquisition costs and other
    insurance expenses                            18,476      17,820
  Other operating expenses                         3,950       3,973
                                                --------    --------
    Total benefits and expenses                  113,760     111,077

    Income before income taxes                  $ 15,034    $  8,431
                                                ========    ========


    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                       Europe & South Africa
                       (Dollars in thousands)

                                                 Three Months Ended
(Unaudited)                                          March 31,
--------------------------------------------------------------------
                                                  2007        2006
                                                  ----        ----
Revenues:
  Net premiums                                  $167,796    $145,151
  Investment income, net of related expenses       5,774       3,392
  Investment related gains (losses), net            (224)         34
  Other revenues                                     131          91
                                                --------    --------
    Total revenues                               173,477     148,668

Benefits and expenses:
  Claims and other policy benefits               114,154     105,646
  Interest credited                                  452         190
  Policy acquisition costs and other
    insurance expenses                            26,060      19,257
  Other operating expenses                        11,687       8,778
                                                --------    --------
    Total benefits and expenses                  152,353     133,871

    Income before income taxes                  $ 21,124    $ 14,797
                                                ========    ========

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    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                            Asia Pacific
                       (Dollars in thousands)

                                                 Three Months Ended
(Unaudited)                                          March 31,
--------------------------------------------------------------------
                                                  2007        2006
                                                  ----        ----
Revenues:

  Net premiums                                  $186,838    $139,213
  Investment income, net of related expenses       8,663       6,496
  Investment related gains (losses), net             (71)         15
  Other revenues                                   1,827       1,910
                                                --------    --------
    Total revenues                               197,257     147,634

Benefits and expenses:
  Claims and other policy benefits               150,483     110,356
  Policy acquisition costs and other
    insurance expenses                            24,614      22,005
  Other operating expenses                        11,828       8,659
                                                --------    --------
    Total benefits and expenses                  186,925     141,020

    Income before income taxes                  $ 10,332    $  6,614
                                                ========    ========


    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                          Corporate and Other
                        (Dollars in thousands)

                                                 Three Months Ended
(Unaudited)                                          March 31,
--------------------------------------------------------------------
                                                  2007        2006
                                                  ----        ----
Revenues:
  Net premiums                                  $    279    $    365
  Investment income, net of related expenses      21,974       9,812
  Investment related gains (losses), net          (9,852)      5,344
  Other revenues                                   3,639       2,214
                                                --------    --------
    Total revenues                                16,040      17,735

Benefits and expenses:

  Claims and other policy benefits                   (85)       (846)
  Interest credited                                   --         110
  Policy acquisition costs and other
    insurance expenses                           (10,036)     (8,179)
  Other operating expenses                        13,458      11,861
  Collateral finance facilities expense           12,687          --
  Interest expense                                20,453      16,767
                                                --------    --------
    Total benefits and expenses                   36,477      19,713

    Loss before income taxes                    $(20,437)   $ (1,978)
                                                ========    ========



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